Exhibit 4.2

MOGO FINANCE TECHNOLOGY INC.

RESTRICTED SHARE UNIT PLAN

1.	INTRODUCTION

1.1	Purpose

The Restricted Share Unit Plan of Mogo Finance Technology Inc. (the “Corporation”) has been established to enhance the Corporation’s ability to provide eligible directors, officers and employees of the Corporation and its Subsidiaries with the opportunity to acquire restricted share units in order to allow them to participate in the Corporation’s long-term success and to promote a greater alignment of interests between the Corporation’s directors, officers, employees and shareholders.

1.2	Definitions

For purposes of the Plan:

(a)	“Account” means the account set up on behalf of each Participant in accordance with Section 3.6;

(b)	“Act” means the Securities Act (British Columbia) as amended from time to time;

(c)	“Affiliate” has the meaning ascribed thereto in the Act;

(d)	“Applicable Withholding Taxes” has the meaning set forth in Section 2.3 of the Plan;

(e)	“Associate” has the meaning ascribed thereto in the Act;

(f)	“Award Date” means the date on which an RSU is awarded by the Board to an Eligible Person or such other date as may be specified by the Board at the time of the authorization of any such RSU award;

(g)	“Board” means the Board of Directors of the Corporation;

(h)	“Change of Control” shall mean:

(i)	any transaction at any time and by whatever means pursuant to which any Person together with any Affiliate or Associate of such Person (other than the Corporation or any of its Subsidiaries, or any employee benefit plan of the Corporation or its Subsidiaries, including any trustee of any such employee benefit plan acting as trustee) hereafter acquires the direct or indirect “beneficial ownership” (within the meaning of the term “beneficially own” in the Business Corporations Act (British Columbia) (the “BCBCA”)), of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation’s then issued and outstanding securities in any manner whatsoever including, without limitation, as a result of a take-over bid, an exchange of securities, an amalgamation of the Corporation with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization; or

(ii)	the occurrence of a transaction requiring approval of the Corporation’s shareholders involving the acquisition of the Corporation or all or substantially all of its business by an entity by way of a purchase of assets, amalgamation, arrangement or otherwise;

(i)	“Change of Control Price” has the meaning set out at Section 3.5 of the Plan;

(j)	“Committee” means the committee of the Board responsible for recommending to the Board the compensation of Eligible Persons, which at the effective date of the Plan is the Corporate Governance, Compensation and Nominating Committee;

(k)	“Corporation” means Mogo Finance Technology Inc. and its successors and assigns;

(l)	“Eligible Person” means, at any Award Date, any director, officer or employee of the Corporation or its direct and indirect subsidiaries;

(m)	“Incentive Plan” means any stock option plan (including the Stock Option Plan), employee stock purchase plan, deferred stock unit plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

(n)	“Insider” has the meaning ascribed thereto in the TSX Company Manual;

(o)	“Participant” means an Eligible Person to whom or which RSUs have been awarded;

(p)	“Person” means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

(q)	“Plan” means this Restricted Share Unit Plan as amended from time to time;

(r)	“Regulatory Approval” means the approval of the TSX or any other regulatory authority or governmental agency having lawful jurisdiction over the Plan and/or any RSUs awarded hereunder;

(s)	“Restricted Share Unit” or “RSU” means a unit awarded to a Participant that gives such Participant the right to receive, on the basis set out in the Plan, a Share;

(t)	“RSU Agreement” means an agreement, substantially in the form of the agreement set out in Schedule A hereto subject to any specific variations approved by the Board, between the Corporation and a Participant setting out the terms of the RSUs awarded to such Participant;

(u)	“Services” has the meaning set out at Section 3.1(a) of the Plan;

(v)	“Share” means a common share of the Corporation;

(w)	“Stock Option Plan” means the Corporation’s stock option plan in effect as of the date hereof as same may amended from time to time;

(x)	“Subsidiary” shall have the meaning ascribed thereto in the Act;

(y)	“TSX” means the Toronto Stock Exchange; and

(z)	“Vesting Date” means the date on which the RSUs of a Participant vest in accordance with Section 3.1 and relevant RSU Agreement.

1.3	Effective Date of the Plan

The effective date of the Plan shall be the closing date of the Corporation’s initial public offering. The Board shall review and confirm the terms of the Plan from time to time.

2.	ADMINISTRATION

2.1	Authority of the Board

The Board shall be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder. Subject to the provisions of the Plan, without limiting the generality of the foregoing, the Board has the power and authority to:

(a)	determine which Eligible Persons are to be awarded RSUs and the number of RSUs to be awarded to those Eligible Persons;

(b)	determine the terms under which such RSUs are awarded including, without limitation, those related to transferability, vesting and forfeiture;

(c)	prescribe the form of RSU Agreement with respect to a particular award of RSUs;

(d)	interpret the Plan and determine all questions arising out of the Plan and any RSUs awarded pursuant to the Plan, which interpretations and determinations will be conclusive and binding on the Corporation and all other affected Persons;

(e)	prescribe, amend and rescind rules and procedures relating to the Plan;

(f)	subject to such additional limitations and restrictions as the Board may impose, delegate to the Committee some or all of its authority under the Plan pursuant to Section 2.2; and/or

(g)	employ such legal counsel, independent auditors, third party service providers and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom.

The Board may also require that any participant in the Plan provide certain representations, warranties and certifications to the Corporation to satisfy the requirements of applicable securities laws, including without limitation exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and applicable state securities laws.

The Board’s guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Corporation and all other Persons, including, in particular and without limitation, the Participants.

2.2	Use of Committees

The Board may delegate all or such portion of its powers under this Plan as it may determine to the Committee, either indefinitely or for such period of time as it may specify. Thereafter the Committee may exercise the powers and discharge the duties of the Board in respect of the Plan so delegated to the same extent as the Board is hereby authorised so to do. If such the Committee is appointed for this purpose, all references herein to the Board will be deemed to be references to the Committee.

2.3	Taxes and Other Source Deductions

So as to ensure that the Corporation will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, the Corporation shall be authorized to deduct from any amount payable to a Participant, either under this Plan or otherwise, such amount of taxes and other amounts as it may be required by law to withhold pursuant to applicable laws, in such manner as it determines (the “Applicable Withholding Taxes”). The Corporation may require a Participant, as a condition to the settlement of any RSU, to pay or reimburse the Corporation for any Applicable Withholding Taxes. The Corporation shall also have the right in its discretion to satisfy any such liability for Applicable Withholding Taxes or other required deduction amounts by selling or requiring a Participant to sell Shares which would otherwise be delivered or provided to the Participant hereunder.

2.4	Information

Each Participant shall provide the Corporation with all information that the Corporation requires in order to administer the Plan.

2.5	Exemption from Plan Participation

Notwithstanding any other provision of the Plan, if an Eligible Person is resident in a jurisdiction in which the award of RSUs hereunder might be considered to be income which is subject to taxation at the time of such award, such Eligible Person may elect not to participate in the Plan by providing a written notice to the Corporate Secretary of the Corporation.

3.	AWARD OF RSUs

3.1	Award and Vesting of RSUs

(a)	Subject to the terms of the Plan, the Board may from time to time award to any Eligible Person the number of RSUs the Board deems appropriate in respect of services rendered to the Corporation or a direct or indirect subsidiary of the Corporation by such Eligible Person (the “Services”).

(b)	RSUs shall consist of an award of units, each of which represents the right of the Participant to receive one (1) Share subject to the terms and conditions contained herein and such additional terms and conditions as the Board deems appropriate, consistent with applicable laws.

(c)	The Board shall have the discretion to determine the date(s) upon which each RSU vests under the Plan (each, a “Vesting Date”) or any other vesting requirements, which Vesting Dates and other vesting requirements shall be set forth in the applicable RSU Agreement provided, however, that each awarded RSU shall vest not later than the third anniversary of its Award Date. Unless otherwise determined by the Board at or after the applicable Award Date, RSUs awarded pursuant to this Plan shall vest as follows:

a.	25% of each award of RSUs shall vest on the first anniversary of its Award Date;

b.	25% of each award of RSUs shall vest on the second anniversary of its Award Date; and

c.	50% of each award of RSUs shall vest on the third anniversary of its Award Date.

3.2	RSU Agreement

Upon the award of RSUs, the Corporation will deliver to any Eligible Person an RSU Agreement dated as of its Award Date, containing the terms of the RSUs and executed by the Corporation. Upon return to the Corporation of the RSU Agreement countersigned by the Eligible Person, such Eligible Person will be a Participant in the Plan and have the right to receive Shares on the terms set out in the RSU Agreement and in the Plan. Subject to any specific variations approved by the Board, all terms and conditions set out herein will be deemed to be incorporated into and form part of each RSU Agreement made hereunder.

3.3	Shares Reserved

The maximum number of Shares which may be made subject to issuance under RSUs awarded under this Plan shall not exceed 500,000 Shares subject to adjustment pursuant to Section 3.10.

3.4	Limitations

The number of Shares:

(a)	issued to Insiders of the Corporation, within any one year period, and

(b)	issuable to Insiders of the Corporation, at any time,

under the Plan, when combined with all of the Corporation’s other security-based compensation arrangements, must not exceed 10% of the Corporation’s total issued and outstanding Shares as at the applicable Award Date.

3.5	Change of Control

Unless otherwise determined by the Board at or after the applicable Award Date, upon the occurrence of a Change of Control, all outstanding RSUs at that time shall automatically and irrevocably vest in full, notwithstanding any Vesting Date(s) described in any RSU Agreements, which Vesting Date(s) may be subsequent to the date of such Change of Control. Unless otherwise determined by the Board at or after the Award Date or in accordance with this Section, upon the occurrence of a Change of Control all outstanding RSUs shall be paid out in cash at the Change of Control Price (as defined below) as of the date such Change of Control is determined to have occurred, or as of such other date as the Board may determine prior to the Change of Control. Further, the Board shall have the right to provide for the conversion or exchange of any outstanding RSUs into or for RSUs or any other appropriate securities in any entity participating in or resulting from the Change of Control; provided, however, that any such converted or exchanged RSUs shall vest no later than the third anniversary of their original applicable Award Date other than in circumstances where such later vesting date would not, in the opinion of the Board acting reasonably, lead to material adverse tax consequences for the applicable Participant(s). In addition, and notwithstanding Section 4.1, the Board shall have the right to determine, at its discretion, that outstanding RSUs shall not vest and shall, instead, be cancelled in the event of a Change of Control. For the purposes of this Plan, “Change of Control Price” means the highest price per Share paid in any transaction reported on a securities exchange or paid or offered in any bona fide transaction related to a potential or actual Change of Control of the Corporation at any time during the five (5) trading days preceding the Change of Control, as determined by the Board.

3.6	Participant’s Account

The Corporation shall maintain an account for each Participant (the “Account”) and, upon the award of RSUs to a Participant, the Board shall cause the Participant’s Account to be credited with the number of RSUs so awarded. If any RSU held by a Participant should fail to vest or should vest and be satisfied by delivery of a Share to the applicable Participant, then such RSU shall be cancelled from such Participant’s Account.

3.7	Vested RSUs

Subject to arrangements being made to fund Applicable Withholding Taxes to the satisfaction of the Board in accordance with Section 2.3, the issuance of a Share in satisfaction of any vested RSU shall be made as soon as practicable after the applicable Vesting Date thereof and, in any event, no later than sixty (60) days following the end of that calendar year.

3.8	Termination of Participant’s Relationship with the Corporation

Unless otherwise determined by the Board or specified in an applicable RSU Agreement:

(a)	For a Participant that is an officer or employee of the Corporation, upon the voluntary resignation (other than upon bona fide retirement as determined by the Board) or termination for cause (under applicable laws or any applicable employment agreement) of a Participant, all of such Participant’s RSUs which remain unvested in the Participant’s Account shall immediately cease to vest and be forfeited and be of no further force and/or effect whatsoever without any compensation to such Participant whatsoever;

(b)	For a Participant that is an officer or employee of the Corporation, upon the retirement, termination without cause or death of a Participant, (I) such Participant or such Participant’s legal representative, as the case may be, shall have a number of RSUs become vested in a linear manner calculated as follows: with respect to each award of RSUs (1) the original number of RSUs awarded multiplied by (A) the number of completed months of employment since the Award Date divided by (B) the number of months required to achieve the full vesting of such award of RSUs less (2) the actual number of RSUs that have previously become vested, and all such vested RSUs shall be settled in accordance with Section 3.7 and (II) except as otherwise determined in accordance with Section 3.8(b)(I), all of such Participant’s RSUs which remain unvested in the Participant’s Account shall immediately cease to vest and be forfeited and be of no further force and/or effect whatsoever without any compensation to such Participant whatsoever;

(c)	For a Participant that is a director of the Corporation, upon the legal disqualification of such Participant from serving as a director of the Corporation or the removal or non-election of such Participant as a director of the Corporation following material misconduct on the part of such Participant (as determined by the Board in its discretion), all of such Participant’s RSUs which remain unvested in the Participant’s Account shall immediately cease to vest and be forfeited and be of no further force and/or effect whatsoever without any compensation to such Participant whatsoever; and

(d)	For a Participant that is a director of the Corporation, if such director does not stand for re-election or fails to be re-elected as a director of the Corporation in circumstances other than those described in (c) above, or upon the death of such Participant, (I) such Participant or such Participant’s legal representative, as the case may be, shall have a number of RSUs become vested in a linear manner calculated as follows: with respect to each award of RSUs (1) the original number of RSUs awarded multiplied by (A) the number of completed months of service on the Board since the Award Date divided by (B) the number of months required to achieve the full vesting of such award of RSUs less (2) the actual number of RSUs that have previously become vested, and all such vested RSUs shall be settled in accordance with Section 3.7 and (II) except as otherwise determined in accordance with Section 3.8(b)(I), all of such Participant’s RSUs which remain unvested in the Participant’s Account shall immediately cease to vest and be forfeited and be of no further force and/or effect whatsoever without any compensation to such Participant whatsoever.

For the purposes of this Plan, any change to an officer’s, employee’s or director’s status within the Corporation or any Subsidiary of the Corporation shall not be considered a termination and such officer’s, employee’s or directors’ rights under any outstanding RSUs shall be the same as if such change in status had not occurred. For greater certainty, if a Participant ceases to be an officer, employee or director of the Corporation but continues to be an Eligible Person in another capacity, such change shall not be considered a termination and such officer’s, employee’s or directors’ rights under any outstanding RSUs shall be the same as if such change in status had not occurred.

For the purposes of this Section 3.8: (1) the date of termination of an officer’s or employee’s employment shall be the date designated in writing by the Corporation or its Subsidiary, as the case may be, as the effective date of termination without regard to any period of notice or reasonable notice that the Corporation or Subsidiary, as the case may be, may be required by contract or at law to provide to such officer or employee in connection with such termination; (2) the date that a director ceases to be a member of the Board shall be the date on which such individual ceases to be a director in accordance with applicable law; and (3) the date of termination of any Participant who dies shall be the date of death of such Participant.

3.9	No Compensation for Cancelled RSUs

Section 3.8 applies regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the RSUs to vest with the Participant.

3.10	Adjustments to RSUs

In the event of any change in the outstanding Shares by reason of a stock split, spin-off, share dividend, share combination or reclassification, recapitalization, merger, or similar event, the Board may, subject to applicable laws, adjust appropriately the Account of each Participant and the RSUs outstanding under the Plan shall be adjusted in such manner, if any, as the Board may in its discretion deem appropriate to preserve proportionally the interests of Participants under the Plan.

3.11	No Fractional Shares

No fractional Shares shall be issued upon the vesting of RSUs awarded under the Plan and, accordingly, if a Participant would become entitled to a fractional Share upon the vesting of an RSU, such Participant shall only have the right to the next lowest whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded, and any fractional interest in a Share that would otherwise be delivered upon the vesting of RSUs will be cancelled.

4.	GENERAL

4.1	Amendment, Suspension, or Termination of Plan

(a)	Subject to Section 4.1(b), Section 4.1(c), the rules and policies of the TSX (if the Corporation has any securities listed on the TSX at such time) and applicable laws, the Board may, without notice or shareholder approval, at any time or from time to time, amend the Plan or any RSU Agreement for any purpose, including but not limited to the purposes of:

(i)	making any amendments to the vesting provisions of each RSU set out in any RSU Agreement;

(ii)	making any amendments to the provisions set out in Section 3.8;

(iii)	making any amendments to add covenants of the Corporation for the protection of Participants, provided that the Board shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of Participants;

(iv)	making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matter or questions, which in the good faith opinion of the Board, having in mind the best interests of the Participants, it may be expedient to make, provided that the Board shall be of the opinion that such amendments will not be prejudicial to the interests of the Participants; or

(v)	making any such changes or corrections which, on the advice of counsel to the Corporation, are required for the purposes of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Board shall be of the opinion that such changes or correction will not be prejudicial to the rights and interests of the Participants.

(b)	Notwithstanding any other provision of this Plan, none of the following amendments shall be made to this Plan without the approval of the TSX (if the Corporation has any securities listed on the TSX) and the approval of the shareholders of the Corporation:

(i)	amendments to the Plan which would increase the number of Shares issuable under the Plan, otherwise than in accordance with Section 3.10 hereof;

(ii)	amendments to the Plan which would increase the number of Shares issuable to Insiders under the Plan, otherwise than in accordance with Section 3.10 hereof;

(iii)	amendments to the Plan which would increase the number of Shares issuable to directors of the Corporation under the Plan, otherwise than in accordance with Section 3.10 hereof; or

(iv)	an amendment to this Section 4.1.

(c)	Subject to Section 4.2, the Board shall not alter or impair any rights or increase any obligations with respect to an RSU previously awarded under the Plan without the consent of the holder thereof.

(d)	The Board may from time to time suspend the Plan in whole or in part and may at any time terminate the Plan without prior notice provided, however, that any such suspension or termination shall not adversely affect the RSUs previously awarded to a Participant at the time of such suspension or termination, without the consent of the affected Participant.

(e)	If the Board terminates or suspends the Plan, no new RSUs will be credited to the account of a Participant; however, previously credited RSUs shall remain outstanding.

(f)	On termination of the Plan, RSUs shall be paid in accordance with the terms and conditions of the Plan existing at the time of termination. The Plan will finally cease to operate for all purposes when the last remaining Participant receives payment of all vested RSUs recorded in the Participant’s Account.

4.2	Compliance with Laws

(a)	The administration of the Plan shall be subject to and made in conformity with all applicable laws and any applicable regulations of a duly constituted authority.

(b)	If the Board, after consultation with the Corporation’s accountants, determines that it is not feasible or desirable to honour an election in respect to any RSUs or to honour any other provision of the Plan under generally accepted accounting principles as applied to the Plan and the Accounts established hereunder, the Board shall make such changes to the Plan as the Board reasonably determines, after consultation with the Corporation’s accountants, are required in order to avoid adverse accounting consequences to the Corporation with respect to the Plan and the Accounts established hereunder, and the Corporation’s obligations under the Plan shall be satisfied by such other reasonable means as the Board shall in its good faith determine.

4.3	Reorganization of the Corporation

The existence of any RSUs shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation (including, without limitation, any Change of Control) or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise (including, without limitation, any Change of Control).

4.4	General Restrictions and Assignment

Except as required by law, the rights of a Participant under the Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.

Rights and obligations under the Plan may be assigned by the Corporation to a successor to the Corporation or to the business of the Corporation.

RSUs are non-transferable (subject to the provisions of Section 3.8(b)), and certificates representing RSUs will not be issued by the Corporation.

4.5	No Right to Service

Neither participation in the Plan nor any action taken under the Plan shall give or be deemed to give any Participant a right to continued appointment as a member of the Board, or as an officer or employee and shall not interfere with any right of the shareholders of the Corporation to remove any Participant as a member of the Board at any time. Nothing contained in the Plan or in any RSU Agreement will interfere in any way with the right of the Corporation, to lawfully terminate any Eligible Person or Participant’s office or employment at any time pursuant to the arrangements pertaining to same. Participation in the Plan by an Eligible Person is strictly voluntary.

4.6	No Shareholder Rights

Under no circumstances shall RSUs be considered Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Shares, nor shall any Participant be considered the owner of any Shares by virtue of the award of RSUs.

4.7	Unfunded and Unsecured Plan

The Plan shall be unfunded and the Corporation will not secure its obligations under the Plan. To the extent any Participant or his or her estate holds any rights by virtue of an award of RSUs under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

4.8	No Representation or Warranty

The Corporation makes no representation or warranty as to the future market value of RSUs and/or Shares issued in accordance with the provisions of the Plan or to the effect of the Income Tax Act (Canada), the United States Internal Revenue Code, or any other taxing statute governing the RSUs and/or the Shares issuable hereunder or the tax consequences to a Participant. Compliance with applicable laws as to the disclosure and resale obligations of each Participant is the responsibility of such Participant and not the Corporation.

4.9	No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of a Share or the value of an RSU, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

4.10	Governing Law

The Plan shall be governed by, and interpreted in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein, without regard to principles of conflict of laws.

4.11	Interpretation

In this text words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine gender.

4.12	Notices

The form of all communication relating to the Plan shall be in writing and delivered by recognised overnight courier, certified mail, fax or electronic mail to the proper address or, optionally, to any individual personally. Except as otherwise provided in any RSU Agreement, all notices to the Corporation or the Board shall be addressed to the Corporation at its principal business office at 201-2590 Granville Street, Vancouver, British Columbia, V6B 5C6 Attn: Chief Financial Officer with a copy by email to: GregF@mogo.ca. All notices to Participants, former Participants, beneficiaries or other Persons acting for or on behalf of such Persons which are not delivered personally to an individual shall be addressed to such Person by the Corporation or its designee at the last address for such Person maintained in the records of the Corporation.

4.13	Severability

The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from this Plan.

4.14	Compliance with Section 409A

(a)	This section shall only apply to a Participant who is a U.S. citizen, U.S. permanent resident or U.S. tax resident or a Participant for whom a benefit under this Plan would otherwise be subject to U.S. taxation under the U.S. Internal Revenue Code of 1986, as amended, and the rulings and regulations in effect thereunder (a “U.S. Participant”).

(b)	RSU awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the U.S. Internal Revenue Code and the U.S. Treasury Regulations and other U.S. Internal Revenue Service guidance promulgated thereunder as in effect from time to time (“Section 409A”) and will be construed and interpreted in accordance with such intent. To the extent that an RSU award or payment, or the settlement or deferral thereof, is subject to Section 409A, the RSU will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

(c)	Notwithstanding Section 3.5, for any U.S. Participant, the Board shall not exercise discretion to have RSUs converted or exchanged or canceled in connection with a Change of Control, as provided for in the third and fourth sentences of Section 3.5.

(d)	For purposes of Section 3.8(b), “retirement” and “termination without cause” shall have the following definitions for a U.S. Participant:

(i)	“retirement” means a “separation from service” under U.S. Treasury Regulation 1.409A-1(h) from the Corporation or a subsidiary which is a “service recipient” (as defined under U.S. Treasury Regulation 1.409A-1(h)(3)) in relation to the Participant on or after age sixty-five (65); and

(ii)	“termination without cause” means a “separation from service” under U.S. Treasury Regulation 1.409A-1(h) by the Corporation or a subsidiary which is a “service recipient” (as defined under U.S. Treasury Regulation 1.409A-1(h)(3)) without cause, as defined in the Participant’s employment contract, and in the absence of such a definition shall mean any of the following acts or omissions:

(A)	The willful failure of the Participant to follow the reasonable and lawful instructions of the Corporation or a subsidiary;

(B)	The willful failure of the Participant to perform the reasonable duties assigned to the Participant by the Corporation or a subsidiary;

(C)	Willful misconduct by a Participant;

(D)	A material breach or non-observance of any of the provisions in any employment contract between the Participant and the Corporation or any subsidiary;

(E)	Any conduct of the Participant that tends to bring him or the Corporation (or a subsidiary) into disrepute and which is not corrected within a reasonable time after the Participant receives written notice from the Board; or

(F)	Any other act or omission constituting cause at common law.

(e)	Notwithstanding Section 3.8(b), settlement of any RSUs accelerated upon a retirement or termination without cause shall be subject to delay in settlement by six months and one day if the Participant qualifies a “specified employee” as defined in Section 409A, except if the qualifying termination of service is on account of the Participant’s death. The determination of whether any U.S. Participant is a “specified employee” shall be determined by the Board in accordance with U.S. Treasury Regulation 1.409A-1(i).

(f)	No amendment under Section 4.1 shall be made if such change would cause a violation of Section 409A.

(g)	Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such Participant in connection with this Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any subsidiary shall have any obligation to indemnify or otherwise hold such Participant or beneficiary or the Participant’s estate harmless from any or all such taxes or penalties.

4.15	United States Securities Law Matters

No RSUs shall be granted in the United States of America, its territories and possessions, any state of the United States and the District of Columbia (the "United States") and no Shares shall be issued in the United States upon vesting of any such RSUs unless such securities are registered under the U.S. Securities Act and any applicable state securities laws or an exemption from such registration is available. Any RSUs issued in the United States, and any Shares issued upon vesting thereof, will be "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act). Any certificate or instrument representing RSUs granted in the United States or Shares issued in the United States upon vesting of any such RSUs pursuant to an exemption from registration under the U.S. Securities Act and applicable state securities laws shall bear the following legend restricting transfer under applicable United States federal and state securities laws:

“THE SECURITIES REPRESENTED HEREBY [and for RSUs, the following will be added: AND THE SECURITIES ISSUABLE UPON VESTING HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN CONNECTION WITH ANY TRANSFERS PURSUANT TO (C)(1) OR (D) ABOVE, THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION, TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

SCHEDULE a – FORM OF RSU AGREEMENT

MOGO FINANCE TECHNOLOGY INC.

RESTRICTED SHARE UNIT PLAN – RSU AGREEMENT

This RSU Agreement is entered into between Mogo Finance Technology Inc. (the “Corporation”) and the Eligible Person named below, pursuant to the Corporation’s Restricted Share Unit Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.	on ___________________ (the “Award Date”);

2.	______________________ (the “Eligible Person”);

3.	was awarded _____________________ Restricted Share Units (the “RSUs”) in accordance with the terms of the Plan;

4.	the RSUs will vest as follows:

Number of RSUs	Vesting On

______________________	______________________

______________________	______________________

______________________	______________________

all on the terms and subject to the conditions set out in the Plan.

By signing this agreement, the Participant:

(a)	acknowledges that such Participant has read and understands the Plan, agrees with the terms and conditions thereof which shall be deemed to be incorporated into and form part of this RSU Agreement (subject to any specific variations contained in this RSU Agreement);

(b)	acknowledges that such Participant will be solely responsible for paying any Applicable Withholding Taxes (as defined in the Plan) arising from the award or vesting of any RSU, as provided in Section 2.3 of the Plan;

(c)	where allowed by applicable legislation, agrees to assume any applicable employer’s social security, Canada Pension Plan, Employment Insurance and/or similar contributions due upon the award or vesting of any RSU;

(d)	agrees that an RSU does not carry any voting rights;

(e)	acknowledges that the value of the RSUs awarded herein is in Canadian dollars, is subject to stock market fluctuations and is not guaranteed;

(f)	acknowledges that any notice required to be provided by the Participant to the Corporation under the Plan must be in writing and will only be effective upon its receipt by the Corporation’s contact person indicated in the Plan;

(g)	recognizes that, at the sole discretion of the Corporation, the Plan can be administered by a designee of the Corporation and any communication from or to the designee shall be deemed to be from or to the Corporation; and

(h)	acknowledges and agrees that any Shares issued in the United States of America, its territories and possessions, any state of the United States and the District of Columbia (the “United States”) upon the vesting of any RSUs pursuant to an exemption from registration under the United States Securities Act of 1933, as amended, and applicable state securities laws shall bear the following legend restricting transfer under applicable United States federal and state securities laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION PROVIDED BY (1) RULE 144 OF THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144a THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C)(1) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

IN WITNESS WHEREOF the Corporation and the Eligible Person have executed this RSU Agreement as of _____________________.

MOGO FINANCE TECHNOLOGY INC.

By:	______________________________
Name:	David Feller
Title:	CEO

____________________________________

Name of Eligible Person

____________________________________

Signature of Eligible Person

Note to Plan Participants

This RSU Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to acknowledge acceptance of this award will result in the cancellation of your RSUs.